Exhibit 20.4
Page 1 of 4

Navistar Financial 1994-C Owner Trust
For the Month of June 1996
Distribution Date of July 22, 1996

Original Pool Amount                  $315,029,921.60

Beginning Pool Balance                $167,011,774.21
Beginning Pool Factor                       0.5301458

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)  $7,665,626.22
  Interest Collected                    $1,363,963.34

Additional Deposits:
  Repurchase Amounts                            $0.00
  Liquidation Proceeds/Recoveries         $271,914.87
Total Additional Deposits                 $271,914.87

Repos/Chargeoffs                          $231,605.30
Aggregate Number of Notes Charged Off             123

Total Available Funds                   $9,301,504.43

Ending Pool Balance                   $159,114,542.69
Ending Pool Factor                          0.5050776

Servicing Fee                             $139,176.48

Repayment of Servicer Advances                  $0.00

Reserve Account:
  Beginning Balance                    $11,090,814.15
  Target Percentage                             10.00%
  Target Balance                       $15,911,454.27
  Minimum Balance                       $6,615,628.35
  (Release)/Deposit                       $(46,974.09)
  Ending Balance                       $11,043,840.06

                                           Dollars       Notes
Delinquencies:
  Installments:
     1-30 days                           1,529,170.86    1,056
    31-60 days                             412,621.96      319
    60+ days                               162,830.48      144

    Total                                2,104,623.30    1,061

  Balances:
    60+ days                             4,834,830.90      144

Memo Item - Reserve Account
  Prior Month                          $10,873,809.94
  + Invest. Income                          46,974.09
  + Transfer from Collections Account      170,030.12
  Beginning Balance                    $11,090,814.15

Exhibit 20.4
Page 2 of 4

Navistar Financial 1994-C Owner Trust
For the Month of June 1996

                                                               NOTES
                                       TOTAL          CLASS A-1         CLASS A-2      CERTIFICATES
Original
 Pool Amount Dist.:               $315,029,921.60  $207,000,000.00   $97,000,000.00   $11,029,921.60
 Distribution Percentages (1)                               96.50%           0.000%            3.50%
 Coupon                                                     7.650%           8.000%           8.300%

Beginning Pool Balance            $167,011,774.21
Ending Pool Balance               $159,114,542.69

Collected Principal                 $7,665,626.22
Collected Interest                  $1,363,963.34
Charge-Offs                           $231,605.30
Liquidation Proceeds/Recoveries       $271,914.87
Servicing                             $139,176.48
Cash Transfer (to)/from
    Reserve Account                  ($170,030.12)
Total Collections Available
    for Debt Service                $8,992,297.83

Beginning Balance                 $166,698,751.03   $62,184,714.42   $97,000,000.00    $7,514,036.61

Interest Due                        $1,095,066.31      $396,427.55      $646,666.67       $51,972.09
Interest Paid                       $1,095,066.31      $396,427.55      $646,666.67       $51,972.09
Principal Due                       $7,897,231.52    $7,620,828.42            $0.00      $276,403.10
Principal Paid                      $7,897,231.52    $7,620,828.42            $0.00      $276,403.10

Ending Balance                    $158,801,519.51   $54,563,886.00   $97,000,000.00    $7,237,633.51
Note/Certificate Pool Factor
  (Ending Balance/Original Pool Amount)               0.2635936522     1.0000000000     0.6561817730

Total Distributions                 $8,992,297.83    $8,017,255.97      $646,666.67      $328,375.19

Interest Shortfall                          $0.00            $0.00            $0.00            $0.00
Principal Shortfall                         $0.00            $0.00            $0.00            $0.00
 Total Shortfall (required from Reserve)    $0.00            $0.00            $0.00            $0.00

Excess Servicing                            $0.00

Beginning Reserve Account Balance  $11,090,814.15
(Release)/Draw                        $(46,974.09)
Ending Reserve Account Balance     $11,043,840.06

(1) the Noteholder's Percentage will be 100% for each Distribution Date occurring before the Distribution in June 1995, and generally 96.5% thereafter until all of the Notes have been paid in full. No principal distributions to Class A-2 until Class A-1 has been paid in full.

Exhibit 20.4
Page 3 of 4

Navistar Financial 1994-C Owner Trust
For the Month of June 1996
                          This page has been computed as is customarily done. See page 4 of 4 for adjustment computations.

Trigger Events:   A) Loss Trigger
                  B) Delinquency Trigger

                                5               4                 3                2                 1
                             Feb 1996        Mar 1996          Apr 1996         May 1996         June 1996

Beg. Pool Balance        $197,805,535.89  $189,327,087.86  $181,538,444.79  $173,849,355.84  $167,011,774.21


A) Loss Trigger:
Principal of Contracts
  Charged off              $1,411,959.50      $462,927.87      $334,635.60      $182,757.53      $231,605.30
Recoveries                   $894,536.57      $509,425.87      $147,769.44      $525,610.91      $271,914.87

Total Charged off
  (Months 5,4,3)           $2,209,522.97
Total Recoveries
  (Months 3,2,1)              945,295.22
Net Loss/(Recoveries)
  for 3 Mos.               $1,264,227.75(a)

Total Balance
  (Months 5,4,3)         $568,671,068.54(b)

Loss Ratio [(a/b)(12)]           2.6678%

Trigger:
  Is Ratio> 1.5%                     Yes


B) Delinquency Trigger:
  Balance delinquency
    60+ days                                                 $1,377,156.40    $1,056,103.73    $4,834,830.90
  As % of Beginning
    Pool Balance                                                  0.75860%         0.60748%         2.89490%
  Three Month Average                                             0.76659%         0.69614%         1.42033%

Trigger:
  Is Average> 2.0%                    No

Exhibit 20.4
Page 4 of 4

Navistar Financial 1994-C Owner Trust
For the Month of June 1996

     SPECIAL REPORT  The  recent  bankruptcy of one large  obligor  has created a distortion in the loss statistics as customarily reported (see page 3 of 4). The loss trigger formula is based on the assumption that recoveries follow losses by approximately 60 days. The distortion appears since, in this case, repossessions and recoveries occurred in the same month. Presented below are loss statistics restated to show pool loss activity without the impact of this obligor. These statistics more fairly portray the overall performance of this pool.

                                 5                4               3                 2                 1
                              Feb 1996         Mar 1996        Apr 1996          May 1996         June 1996

Beg. Pool Balance        $196,988,135.43*  $189,327,087.86  $181,538,444.79  $173,849,355.84  $167,011,774.21

Loss Trigger (*computed without bankrupt obligor):
Principal of Contracts
  Charged off                $594,559.04*      $462,927.87      $334,635.60      $182,757.53      $231,605.30
Recoveries                    $40,432.74*      $509,425.87      $147,769.44      $525,610.91      $271,914.87

Total Charged off
  (Months 5,4,3)           $1,392,122.51*
Total Recoveries
  (Months 3,2,1)              945,295.22
Net Loss/(Recoveries)
  for 3 Mos.                 $446,827.29*(a)

Total Balance
  (Months 5,4,3)         $567,853,668.08*(b)

Loss Ratio Annualized [(a/b)(12)]  0.9442%*  restated]  VS.  2.6678% [Entire Pool (see page 3)]

Trigger:
  Is Ratio> 1.5%                   No*                           Yes


**The above additional information will be provided monthly as long as the effect of this event continues to exist, which will be the July 1996
  Settlement Statement.**


  Navistar Financial Corporation



by:  /s/ R. W. CAIN
         R. W. CAIN
         Vice President and Treasurer